Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES REPORTS 2015 THIRD QUARTER RESULTS

Elkhart, Indiana - November 3, 2015 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today reported net income of $17.3 million, or $0.70 per diluted share, for the third quarter ended September 30, 2015, compared to net income of $15.5 million, or $0.64 per diluted share, for the third quarter ended September 30, 2014.

Consolidated net sales in the third quarter of 2015 increased to $345 million, 17 percent higher than the 2014 third quarter. This growth in consolidated net sales resulted primarily from a 19 percent increase in net sales of Drew’s RV Segment for the 2015 third quarter compared to the 2014 third quarter. The acquisitions completed by the Company over the twelve months ended September 30, 2015, as well as the distribution and supply agreement with Furrion Limited entered into in July 2015, added $23 million in net sales in the third quarter of 2015. The five percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs, Drew’s primary RV market, as well as increased content per unit through market share gains positively impacted the net sales growth in the 2015 third quarter. Further, the Company organically increased sales to adjacent industries and the aftermarket.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended September 30, 2015, increased $148, or 5.3 percent, to $2,952, compared to content per travel trailer and fifth-wheel RV for the twelve months ended September 30, 2014 of $2,804. The Company’s content per motorhome RV for the twelve months ended September 30, 2015, increased by $307, or 20.5 percent, to $1,807, compared to content per motorhome RV for the twelve months ended September 30, 2014, of $1,500.

“Our net sales in the 2015 third quarter increased at double digit year-over-year rates, despite a modest increase in industry-wide wholesale shipments of RVs during the quarter,” said Jason Lippert, Drew’s Chief Executive Officer. “Strong organic growth from new products, product innovation and market share gains, coupled with recent acquisitions, allowed us to significantly exceed the industry-wide increase in wholesale shipments of RVs. Our focus on enhancing the RV user’s experience and our extensive product offerings together contributed to our organic sales growth. In particular, our net sales attributable to adjacent industries and the aftermarket increased organically during the 2015 third quarter by a combined $12 million, or 22 percent. These markets will continue to be areas of focus for our teams as key drivers of future growth.”

Over the past twelve months, the RV industry has produced units earlier in its annual cycle than in prior years, with a 14 percent increase in wholesale shipments of travel trailer and fifth-wheel RVs between October 2014 and March 2015, followed by a four percent increase in wholesale shipments of travel trailer and fifth-wheel RVs between April 2015 and September 2015. Over that same twelve month period, retail sales of travel trailer and fifth-wheel RVs increased an estimated 12 percent. Based on the strength of retail sales to date and projected economic conditions, most industry analysts continue to report that RV dealer inventory is in line with anticipated retail demand.

“The 2015 RV OEM Open House in Elkhart, Indiana in September was well attended by RV dealers and our RV OEM customers reported taking significant orders during this event. The majority of those orders will be filled over the next two quarters, and we are seeing strong demand in our factories as a result of another strong Open House,” said Jason Lippert. “Over the past several months, the industry-wide wholesale production growth rate of towable RVs slowed to mid-single digit rates. This primarily affected larger units containing more of our content, which we believe is due to the pull forward of production in late 2014 and early 2015. Customers have reported that orders

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received after the RV OEM Open House indicate a more normalized travel trailer and fifth-wheel RV wholesale shipment level in the fourth quarter of 2015.”

In October 2015, Drew’s consolidated net sales reached approximately $129 million, 11 percent higher than October 2014. Excluding the impact of acquisitions, the Company’s consolidated net sales for October 2015 were up 5 percent.

“Our operating profit margin in the third quarter of 2015 was 7.9 percent, compared to 7.8 percent in the third quarter of 2014,” said Scott Mereness, Drew’s President. “In 2014 and early 2015 in response to the strong growth in the RV industry and our market share gains, we made significant investments in manufacturing capacity, both facilities and personnel. As RV industry growth has slowed from its multi-year double digit growth pace, these higher fixed costs negatively impacted our operating margins in the 2015 third quarter. In response, we evaluated our labor requirements and initiated a focused program to reduce indirect labor costs by approximately $12 to $14 million annually. During October 2015, we took actions that will realize approximately 70 percent of our target.”

In August 2015, Drew acquired the business and certain assets of Roehm Marine, LLC, also known as Signature Seating (“Signature”), a manufacturer of furniture solutions for fresh water boat manufacturers, primarily pontoon boats. Signature’s net sales for the twelve months ended June 2015 were approximately $16 million. The purchase price was $16.0 million paid at closing, plus contingent consideration based on future sales of this operation.

Conference Call & Webcast
Drew will provide an online, real-time webcast of its third quarter 2015 earnings conference call on the Company’s website, www.drewindustries.com, on Tuesday, November 3, 2015, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (888) 286-8010 and referencing access code 64342523. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 42 manufacturing facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those

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described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,		Last Twelve
	2015	2014	2015	2014	Months
(In thousands, except per share amounts)

Net sales	$1,068,838	$901,431	$345,296	$294,271	$1,358,189
Cost of sales	836,250	703,736	271,171	231,788	1,068,373
Gross profit	232,588	197,695	74,125	62,483	289,816
Selling, general and administrative expenses	139,945	117,475	46,954	39,412	179,952
Sale of extrusion assets	—	1,954	—	—	—
Operating profit	92,643	78,266	27,171	23,071	109,864
Interest expense, net	1,399	324	595	130	1,505
Income before income taxes	91,244	77,942	26,576	22,941	108,359
Provision for income taxes	33,039	27,672	9,313	7,453	38,158
Net income	$58,205	$50,270	$17,263	$15,488	$70,201

Net income per common share:
Basic	$2.40	$2.11	$0.71	$0.65	$2.90
Diluted	$2.36	$2.07	$0.70	$0.64	$2.86

Weighted average common shares outstanding:
Basic	24,261	23,870	24,289	23,935	24,193
Diluted	24,614	24,300	24,686	24,301	24,574

Depreciation and amortization	$30,663	$23,475	$10,808	$8,555	$39,784
Capital expenditures	$21,808	$30,032	$7,140	$12,120	$34,234

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,		Last Twelve
	2015	2014	2015	2014	Months
(In thousands)
Net sales: (1)
RV Segment:
RV OEMs:
Travel trailers and fifth-wheels	$722,157	$643,629	$216,093	$196,213	$922,624
Motorhomes	64,085	51,664	23,539	21,607	80,195
RV aftermarket	64,896	32,777	26,203	16,015	81,689
Adjacent industries	128,169	84,396	47,295	29,769	156,781
Total RV Segment net sales	979,307	812,466	313,130	263,604	1,241,289

MH Segment:
Manufactured housing OEMs	61,144	58,550	22,786	21,269	80,015
Manufactured housing aftermarket	12,010	10,849	3,880	3,677	15,347
Adjacent industries	16,377	19,566	5,500	5,721	21,538
Total MH Segment net sales	89,531	88,965	32,166	30,667	116,900

Total net sales	$1,068,838	$901,431	$345,296	$294,271	$1,358,189

Operating profit:
RV Segment	$82,961	$72,048	$23,720	$20,287	$97,484
MH Segment	9,682	8,172	3,451	2,784	12,380
Total segment operating profit	92,643	80,220	27,171	23,071	109,864
Sale of extrusion assets	—	(1,954)	—	—	—
Total operating profit	$92,643	$78,266	$27,171	$23,071	$109,864
(1) In the third quarter of 2015, the Company refined the various sales categories within the RV Segment. This refinement had no impact on total RV Segment net sales or trends. Prior periods have been reclassified to conform to this presentation.

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	September 30,		December 31,
	2015	2014	2014
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$7,252	$4	$4
Accounts receivable, net	84,381	64,543	37,987
Inventories, net	178,847	127,078	132,492
Prepaid expenses and other current assets	35,738	30,967	37,153
Total current assets	306,218	222,592	207,636
Fixed assets, net	150,424	133,543	146,788
Goodwill	84,551	66,203	66,521
Other intangible assets, net	104,109	100,785	96,959
Other assets	24,087	26,286	25,937
Total assets	$669,389	$549,409	$543,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$53,095	$44,541	$49,534
Accrued expenses and other current liabilities	75,561	61,999	57,651
Total current liabilities	128,656	106,540	107,185
Long-term indebtedness	91,829	40,000	15,650
Other long-term liabilities	31,273	25,536	26,108
Total liabilities	251,758	172,076	148,943
Total stockholders’ equity	417,631	377,333	394,898
Total liabilities and stockholders’ equity	$669,389	$549,409	$543,841

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2015	2014
(In thousands)

Cash flows from operating activities:
Net income	$58,205	$50,270
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	30,663	23,475
Stock-based compensation expense	10,984	7,909
Other non-cash items	854	2,837
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(40,761)	(27,162)
Inventories, net	(39,289)	(16,526)
Prepaid expenses and other assets	1,976	(3,668)
Accounts payable, trade	1,612	16,276
Accrued expenses and other liabilities	20,507	13,553
Net cash flows provided by operating activities	44,751	66,964

Cash flows from investing activities:
Capital expenditures	(21,808)	(30,032)
Acquisitions of businesses	(41,058)	(100,157)
Proceeds from note receivable	—	750
Proceeds from sales of fixed assets	2,141	3,344
Other investing activities	(272)	(66)
Net cash flows used for investing activities	(60,997)	(126,161)

Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(275)	3,555
Proceeds from line of credit borrowings	563,325	330,346
Repayments under line of credit borrowings	(537,146)	(290,346)
Proceeds from shelf-loan borrowing	50,000	—
Payment of special dividend	(48,227)	(46,706)
Payment of contingent consideration related to acquisitions	(3,963)	(3,732)
Other financing activities	(220)	(196)
Net cash flows provided by (used for) financing activities	23,494	(7,079)

Net increase (decrease) in cash	7,248	(66,276)

Cash and cash equivalents at beginning of period	4	66,280
Cash and cash equivalents at end of period	$7,252	$4

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Nine Months Ended			Three Months Ended
	September 30,			September 30,			Last Twelve
	2015		2014	2015		2014	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	239.4		226.6	68.7		65.5	311.7
Motorhome RVs	35.9		34.0	11.2		10.7	45.8
Manufactured homes	51.6		48.2	18.3		17.5	67.8
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	259.0	(2)	234.3	93.8	(2)	87.9	301.8	(2)
Impact on dealer inventories	(19.6)	(2)	(7.7)	(25.1)	(2)	(22.4)	9.9	(2)
Motorhome RVs	32.7	(2)	29.4	11.1	(2)	10.0	39.8	(2)

				Twelve Months Ended
				September 30,
				2015		2014
Drew Estimated Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$2,952	(3)	$2,804	(3)
Motorhome RV				$1,807	(3)	$1,500	(3)
Manufactured home				$1,181		$1,202

				September 30,			December 31,
				2015		2014	2014
Balance Sheet Data:
Current ratio				2.4		2.1	1.9
Total indebtedness to stockholders' equity				0.2		0.1	0.0
Days sales in accounts receivable				22.0		20.2	14.6
Inventory turns, based on last twelve months				7.2		8.2	8.2

				2015
Estimated Full Year Data:
Capital expenditures				$ 28 - $ 30 million
Depreciation and amortization				$ 40 - $ 42 million
Stock-based compensation expense				$ 15 - $ 16 million
Annual tax rate				36% - 37%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry wholesale production data for manufactured homes provided by the Institute for Building Technology and Safety. Industry retail sales data provided by Statistical Surveys, Inc.
(2) September 2015 retail sales data for RVs has not been published yet, therefore 2015 retail data for RVs includes an estimate for September 2015 retail units.
(3) In the third quarter of 2015, the Company refined the calculation of RV content per unit. This refinement had no impact on total RV Segment net sales or trends of content per unit. Prior periods have been reclassified to conform to this presentation.

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